OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (this "Amendment") is made as of January 16, 2024, by and among THE TOCQUEVILLE TRUST, a Massachusetts business trust ("Trust"), not individually, but solely on behalf of it series The Tocqueville Fund ("Fund"; the Trust acting on behalf of the Fund is hereinafter referred to as the "Borrower") and U.S. BANK NATIONAL ASSOCIATION (the "Bank").

WHEREAS, (a) the Borrower and the Bank are parties to that certain (i) Loan Agreement, dated as of January 16, 2024 (as amended and in effect from time to time, the "Loan Agreement") by and between the Borrower and the Bank; (ii) Pledge and Security Agreement, dated as of January 16, 2024 (as amended and in effect from time to time, the "Pledge Agreement") by and between the Borrower and the Bank; and (iii) Securities Account Control Agreement, dated as of January 16, 2024 (as amended and in effect from time to time, the "Control Agreement") by and between the Borrower and the Bank, and (b) the Borrower has executed and delivered to the Bank that certain Promissory Note dated January 16, 2024 (as amended and in effect from time to time, the "Note" and, collectively with the Loan Agreement, the Pledge Agreement and the Control Agreement, the "Loan Documents" and each, individually, a "Loan Document"); and

WHEREAS, the parties hereto wish to amend each of the Loan Documents as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

§2. Amendment to Loan Documents. The Loan Documents are hereby amended as follows:

(a) Section 8 of the Loan Agreement is hereby amended by inserting immediately after the end of paragraph (o) thereof the following new paragraph (p):

(p) Additional Limitation. The parties hereto acknowledge and agree that the Borrower’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and this Agreement and the other Loan Documents have been executed or made on behalf of the Borrower by the officers or trustees of the Borrower, and not individually and the obligations of this Agreement and the other Loan Documents are not binding upon any of them or the shareholders of the Borrower individually but are binding only upon the assets and property of the Borrower.

(b) Section 5 of the Pledge Agreement is hereby amended by inserting immediately after the end of paragraph (m) thereof the following new paragraph (n):

(n) The parties hereto acknowledge and agree that the Borrower’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and this Agreement and the other Loan Documents have been executed or made on behalf of the Borrower by the officers or trustees of the Borrower, and not individually and the obligations of this Agreement and the other Loan Documents are not binding upon any of them or the shareholders of the Borrower individually but are binding only upon the assets and property of the Borrower.

(c) The Control Agreement is hereby amended by inserting immediately after the end of Section 18 thereof the following new Section 19:

Section 19. Limitations. The parties hereto acknowledge and agree that the Borrower’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and this Agreement and the other Loan Documents have been executed or made on behalf of the Borrower by the officers or trustees of the Borrower, and not individually and the obligations of this Agreement and the other Loan Documents are not binding upon any of them or the shareholders of the Borrower individually but are binding only upon the assets and property of the Borrower.

(d) The Note is hereby amended by inserting immediately after the last paragraph of the Note the following new paragraph:

The Borrower and, by acceptance hereof, the Bank, hereby acknowledge and agree that the Borrower’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and this Note and the other Loan Documents have been executed or made on behalf of the Borrower by the officers or trustees of the Borrower, and not individually and the obligations of this Note and the other Loan Documents are not binding upon any of them or the shareholders of the Borrower individually but are binding only upon the assets and property of the Borrower.

(e) The Loan Agreement is further amended such that Exhibits A, B and C thereto are amended to reflect the changes being made to the Pledge Agreement, the Control Agreement and the Note contemplated herein.

§3. Effectiveness. This Amendment shall become effective as of the date first above written upon receipt by the Bank this Amendment, duly executed and delivered by the Borrower and the Bank.

§4. Ratification of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Bank under Loan Documents. Each Loan Document and this Amendment shall be read and construed as a single agreement. All references in any Loan Document or any related agreement or instrument to such Loan Document shall hereafter refer to such Loan Document as amended hereby.

§5. Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Loan Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio. Section 8(g) of the Loan Agreement is hereby incorporated by reference into this Amendment and shall apply hereto mutatis mutandis. Except as specifically amended by this Amendment, each Loan Document and all other agreements and instruments executed and delivered in connection with each applicable Loan Document shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Loan Agreement or any of the other Loan Documents. Except as expressly set forth in this Amendment, nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation of the Borrower or any rights of the Bank consequent thereon. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Each party to this Amendment (each, a "Party") expressly consents to the electronic execution of this Amendment, to the provision of any information in connection with this Amendment be electronic means, and to the retention and use of the signed Amendment as an electronic original. In furtherance thereof, each Party agrees that any electronic signatures appearing on this Amendment or any other document delivered in connection herewith are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

§6. Limitations. The parties hereto acknowledge and agree that the Borrower’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and this Amendment and the other Loan Documents have been executed or made on behalf of the Borrower by the officers or trustees of the Borrower, and not individually and the obligations of this Amendment and the other Loan Documents are not binding upon any of them or the shareholders of the Borrower individually but are binding only upon the assets and property of the Borrower.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

THE TOCQUEVILLE TRUST, on behalf of its series THE TOCQUEVILLE FUND

By:	/s/ Cleo Kotis
Name:	Cleo Kotis
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lissets Garcia
Name:	Lissets Garcia
Title:	Vice President

ACKNOWLEDGED AND AGREED:

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Jeffrey Eschenbrenner
Name:	Jeffrey Eschenbrenner
Title:	Assistant Vice President